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                                                                    EXHIBIT 23.1



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 2, 2001, with respect to the consolidated financial statements of TransWestern Publishing Company LLC, included in Amendment No. 1 to the Registration Statement (Form S-4) of the TransWestern Publishing Company LLC for the offer to exchange Series F 9 5/8% Senior Subordinated Notes due 2007 for any and all outstanding 9 5/8% Senior Subordinated Notes Due 2007 of TransWestern Publishing Company LLC.



                                          /s/ Ernst & Young LLP
                                          -------------------------------------
                                              Ernst & Young LLP



San Diego, California
October 18, 2001